AMENDMENT NUMBER 7

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NUMBER 7 (the “Amendment”) amends that certain INVESTMENT MANAGEMENT AGREEMENT, dated March 8, 2017, by and between Hartford Funds Management Company, LLC (the “Adviser”), and Hartford Funds Exchange-Traded Trust (the “Trust”) (the “Agreement”), on its own behalf and on behalf of each series listed on Schedule A hereto (each a “Fund”), and is effective as of February 12, 2024 (the “Effective Date”).

WHEREAS, the Adviser and the Trust desire to amend Schedules A and B as set forth below;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached amended Schedules A and B to the Agreement.

2.	The changes to Schedules A and B of the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.	Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

/s/ Gregory A. Frost
By:	Gregory A. Frost
Title:	Chief Financial Officer

HARTFORD FUNDS EXCHANGE-TRADED TRUST on behalf of each of its series listed on
Schedule A

/s/ Thomas R. Phillips
By:	Thomas R. Phillips
Title:	Vice President

Schedule A

List of Portfolios

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC and Hartford Funds Exchange-Traded Trust, dated March 8, 2017, is effective as of February 12, 2024.

HARTFORD FUNDS EXCHANGE-TRADED TRUST ON BEHALF OF:

Hartford Core Bond ETF

Hartford Large Cap Growth ETF1

Hartford Municipal Opportunities ETF

Hartford Quality Value ETF2

Hartford Schroders Commodity Strategy ETF3

Hartford Schroders ESG US Equity ETF4

Hartford Schroders Tax-Aware Bond ETF

Hartford AAA CLOE ETF (formerly, Short Duration ETF)

Hartford Sustainable Income ETF5

Hartford Total Return Bond ETF

[1]	Effective November 2, 2021. Approved by written consent of the sole initial shareholder on October 29, 2021.
[2]	Effective August 8, 2023. Approved by written consent of the sole initial shareholder on August 4, 2023.
[3]	Effective September 7, 2021. Initial agreement approved by written consent of the sole initial shareholder on September 3, 2021.
[4]	Effective August 2, 2021. Approved by written consent of the sole initial shareholder on July 30, 2021.
[5]	Effective September 14, 2021. Approved by written consent of the sole initial shareholder on September 14, 2021.

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC and Hartford Funds Exchange-Traded Trust, dated March 8, 2017, is effective as of February 12, 2024.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

HARTFORD FUNDS EXCHANGE-TRADED TRUST ON BEHALF OF:

Hartford Core Bond ETF

Annual Fee Rate

0.2900%

Hartford Large Cap Growth ETF

Annual Fee Rate

0.5900%

Hartford Municipal Opportunities ETF

Annual Fee Rate

0.2900%

Hartford Quality Value ETF

Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $4 billion	0.3300%
Next $5 billion	0.3250%
Amount Over $10 billion	0.3225%

Hartford Schroders Commodity Strategy ETF6

Annual Fee Rate

0.5900%

(continued)

[6]

Subject to a contractual management fee waiver arrangement (“Fee Waiver”). For terms of the Fee Waiver, see the Fee and Expense Waiver Agreement dated September 7, 2021 (HFMC document number 210,083,872)

Schedule B Fees (continued)

Hartford Schroders Tax-Aware Bond ETF

Annual Fee Rate

0.3900%

Hartford AAA CLO ETF (formerly, Short Duration ETF)

Annual Fee Rate

0.2400%

Hartford Sustainable Income ETF

Annual Fee Rate

0.5400%

Hartford Total Return Bond ETF

Annual Fee Rate

0.2900%

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